Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our auditor's report dated March 28, 2025 with respect to the consolidated financial statements of Medicus Pharma Ltd. (formerly Interactive Capital Partners Corp.) as at December 31, 2023 and for the year then ended, included in the Registration Statement on Form S-8 of Medicus Pharma Ltd., as filed with the United States Securities and Exchange Commission.

/s/ MNP LLP
Chartered Professional Accountants
Licensed Public Accountants

November 14, 2025
Mississauga, Canada